                                                     Exhibit 23-A


                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sprint Corporation 1990 Stock Option Plan of our report dated January 31, 1995, with respect to the consolidated financial statements and schedule of Sprint Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                        /s/  Ernst & Young LLP

                                             Ernst & Young LLP


Kansas City, Missouri
May 16, 1995